Exhibit 10.10

EXCLUSIVE OPTION AGREEMENT

The Exclusive Option Agreement, dated as of January 29, 2016 (the “Agreement”), is made by and among the following parties:

(1)

EHang Intelligent Equipment (Guangzhou) Co., Ltd. with the address: Room 903 (Chuangtuobangzhong Space)-A2(only for office use), Building C1, Innovation Building, No. 182 Kexue Boulevard, Guangzhou Hi-tech Industry Development Zone, Guangzhou, PRC (the “Party A”);

(2)	Huazhi Hu and Yifang Xiong (collectively, “Party B”); and

(3)	Guangzhou EHang Intelligent Technology Co., Ltd. with the address: Room 402 (only for office use), 4th floor, Auxiliary Building No. 11, Aoti Road, Tianhe District, Guangzhou, PRC. (“Party C”).

As used in this Agreement, each of the Party A, Party B and Party C is referred to as a “party” individually and the “parties” collectively.

WHEREAS:

1. Party B holds 100% equity interests in Party C (collectively, the “Equity Interest”).

2. Party C and Party A have entered into a series of contracts, including Exclusive Technical Consulting and Services Agreement.

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

1.    Purchase and Sale of Equity Interest

Section 1.1 Authorization

Party B hereby irrevocably grant to Party A an irrevocable sole option (“Optional Purchase Right of Equity Interest”) for Party A or one or more persons designated by Party A (the “Designated Persons”) to acquire (in accordance with steps decided by Party A and at the price specified in Section 1.3 hereof) at any time from Party B all or part of the Equity Interest in Party C whenever the acquisition is permissible under PRC laws. Except for Party A and the Designated Persons, where applicable, Party B shall not grant or cause to be granted such right to any other party. Party C hereby agrees to the delivery of Optional Purchase Right of Equity Interest from Party B to Party A. For the purposes of this Agreement, “person” has the meaning of person, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.

Section 1.2 Steps

The exercise of Optional Purchase Right of Equity Interest of Party A shall be upon and subject to the laws and regulations of PRC. Party A shall send a written notice (the “Notice of Purchase of Equity Interest”) to Party B to exercise the of Equity Interest, and the Notice of Purchase of Equity Interest shall contain the following: (a) Party A’s decision to exercise the purchase right; (b) The equity interests to be purchased by Party A or the Designated Persons, where applicable, from the Party B (the “Purchased Equity Interest”); (c) Purchase date and Equity Interest transferring date.

Section 1.3 Purchase Price

Unless otherwise required, expressly or impliedly, by the PRC laws and regulations when the Optional Purchase Right of Equity Interest is exercised, the purchase price for such Equity Interests (“the Purchase Price”) shall be registered capital of Party C (i.e. CNY 2,000,000). If such Purchase Price is higher than the lowest price permitted under the applicable laws, the Purchase Price shall be such lowest price permitted under the applicable laws.

Section 1.4 Transfer of the Purchased Equity Interest

Upon each and every exercise by Party A of the Optional Purchase Right of Equity Interest:

(a) Party B shall cause the Party C to adopt a resolution pursuant to applicable laws to transfer the equity interest from Party B to the Party A and/or the Designated Persons, where applicable;

(b) Party B shall, upon the terms and conditions of this Agreement and the Notice of Purchase of Equity Interest, enter into Equity Interest transfer agreement with Party A (or, as applicable, the Designated Persons);

(c) The related parties shall execute all other requisite contracts, agreements or documents, obtain all necessary approval and consent of the government, and perform all requisite actions to transfer the valid ownership of the Purchased Equity Interest (free of any Security Interest) to Party A and/or the Designated Person and to cause Party A and/or the Designated Person to be the registered owner of the Purchased Equity Interest. For the purposes of this Agreement, “Security Interest” has the meaning of security, mortgage, right or interest of the third party, any purchase right of equity interest, right of acquisition, preemptive right, right of set-off, encumbrance or other security arrangements. Notwithstanding the foregoing, it does not include any security interest subject to this Agreement or the Share Pledge Agreement entered into by Party A and Party B and effective from the Closing Date. Share Pledge Agreement means the share pledge agreement entered by Party A and Party B on the date of this Agreement, pursuant to which Party B pledges all Equity Interests held by it to Party A for securing the obligations under Exclusive Technical Consulting and Services Agreement.

Section 1.5 the Payment of Purchase Price

Within five days following the exercise of Optional Purchase Right of Equity Interest of Party A, the Purchase Price shall be paid to bank account designated by Party B.

2.     Covenants Relating to Equity Interest

2.1 Covenants of Party C

Party C hereby covenants that Party C shall:

(a) without prior written consent by Party A, not, in any form, change, amend or restate the articles of the association of Party C or to change their existing business scope, to increase or decrease registered capital of the corporation, or to change the structure of the registered capital in any other forms;

(b) follow safe and sound finance and business standard and practice, maintain the existence of the corporation and prudently and effectively operate business;

(c) without prior written consent by Party A, not, from the execution date of this Agreement, sell, transfer, mortgage or dispose in any other form any assets, legitimate or beneficial interest of business or income of Party C, or to approve any other security interest set on it;

(d) without prior written consent by Party A, no debt shall take place, be inherited, be guaranteed, or be allowed to exist, with the exception of: (i) receivables or payables incurred from normal or daily business; (ii) debt having been disclosed to or having obtained written consent from Party A;

(e) normally operate all business to maintain the asset value of Party C, without engaging in any action that adversely affects the operation and asset value;

(f) without prior written consent by Party A, not enter into any material contract, with the exception of the contract entered into during the normal business (for the purposes of this paragraph, a contract with a value more than CNY 5,000,000 shall be deemed as material);

(g) without prior written consent by Party A, not provide loan or credit to any person;

(h) upon request, provide all operation and finance materials relevant to Party C to Party A;

(i) purchase and maintain insurance policies of the insurance company accepted by Party A where insured amount and type of insurance shall be the same as or similar to the company with similar assets or property and operation in same location;

(j) immediately notify Party A of the occurrence or the likely occurrence of a material litigation, arbitration or administrative procedure related to the assets, business and operation of Party C; and

(k) in order to maintain the title of Party C to all its assets, execute all requisite or appropriate documents, take all requisite or appropriate action, advance all requisite or appropriate accusation, or make requisite or appropriate plea for all claims.

2.2 Covenants of Party B

Party B hereby covenants that Party B shall:

(a) Without the prior written consent of Party A, not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, except for the pledge placed on these equity interests in accordance with Party B’s Share Pledge Agreement;

(b) cause the shareholders’ meeting of Party C not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interests in Party C held by Party B, or allow the encumbrance thereon of any security interest, without the prior written consent of Party A, except for the pledge placed on these equity interests in accordance with Party B’s Share Pledge Agreement;

(c) cause the shareholders’ meeting of Party C not to approve the merger or consolidation with any person, or the acquisition of or investment in any person or entity, without the prior written consent of Party A;

(d) immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interests in Party C held by Party B;

(e) cause the shareholders’ meeting to vote their approval of the transfer of the Purchased Equity Interests as set forth in this Agreement;;

(f) to the extent necessary to maintain Party B’s ownership in Party C, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

(g) at the request of Party A at any time, promptly and unconditionally transfer its equity interests in Party C to Party A’s Designee(s); and

(h) strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among Party B, Party C and Party A, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof.

3.    Representations and Warranties

Representations and Warranties of Party B and Party C

Dated as of the execution date of this Agreement and every transferring date, each of Party B and Party C hereby represents and warrants jointly and severally to Party A as follows:

(a) It has the power and ability to enter into and deliver this Agreement, and any equity interest transferring agreements (hereinafter referred to as “Transferring Agreement”) in which it is a party, for every single transfer of the Purchased Equity Interest according to this Agreement, and to perform its obligations under this Agreement and any Transferring Agreement by which it is bound at such time. Upon execution, this Agreement and the Transferring Agreements in which it is a party constitute a legal, valid and binding obligation of it and is enforceable against it in accordance with its terms;

(b) The execution, delivery of this Agreement and any Transferring Agreement and performance of the obligations under this Agreement and any Transferring Agreement do not: (i) violate any relevant laws and regulations of PRC; (ii) conflict with its Articles of Association or other organizational documents; (iii) breach any contract or instruments to which it is a party; (iv) violate any conditions required for the issuance of any consent or approval and maintaining the validity thereof; or (v) cause suspension, revocation of or imposition of additional condition on any consent or approval issued to it;

(c) The shares of Party C outstanding as of the date of this Agreement are duly authorized, validly issued, fully paid and nonassessable and are owned, of record or beneficially, by Party B thereof free and clear of all liens;

(d) Party C does not have any undischarged debt, with the exception of (i) debt incurred from its normal business; and (ii) debt having been disclosed to Party A and having obtained written consent from Party A;

(e) Party C abide by all applicable laws and regulations related to the mergers and acquisitions (share or assets); and

(f) No material litigation, arbitration or administrative procedure relating to the equity interest of, assets of Party C is pending or, to the best knowledge of the Shareholders, the Shareholders and the ISP Entities, threatened or likely to occur.

4.    Effective Date

This Agreement shall come into effect from the date of this Agreement and, terminate when, to the extent permitted by PRC laws, Party A acquire all equity interests in Party C held by Party B.

5.    Governing Law and Dispute Resolution

5.1 Governing Law

This Agreement, the rights and obligations of the parties hereto, and any related claims or disputes, shall be governed by and construed in accordance with the PRC laws.

5.2 Dispute Resolution

Any dispute arising from, out of or in connection with this Agreement shall be settled through amicable negotiations between the parties. If the dispute cannot be settled through negotiations, the dispute shall, upon the request of either Party with notice to the other Party, be submitted to arbitration in Guangzhou, PRC, under the auspices of Guangzhou Arbitration Committee. The place of arbitration shall be in Guangzhou. The language of the arbitration shall be in Chinese. The arbitration award shall be final and binding on all parties.

6.    Taxes and Expenses

Each party shall, according to laws of PRC, bear any and all applicable taxes, costs and expenses for the preparation and execution of this Agreement and all Transferring Agreements, as well as those arising from or imposed on one party, to complete the transactions of this Agreement and all Transferring Agreements.

7.    Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex, or telecopy, or facsimile transmission, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or to such other address as the party to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above:

Party A:	EHang Intelligent Equipment (Guangzhou) Co., Ltd.
Communication Address:	5th floor, Building C, Yixiang Technology Park, No.72 Nanxiang Second Road, Luogang District, Guangzhou, PRC
Telephone:	******
Contract person	Huazhi Hu

Party B:
Huazhi Hu
Address:	No. 1 Che Cheng Avenue, Xiangcheng District, Xiangfan City, Hubei Province, PRC

Yifang Xiong
Address	No. 15, Building 9, No. 36 East Youyi Road, Beilin District, Xi’an City, PRC

Party C:	Guangzhou EHang Intelligent Technology Co., Ltd.
Communication Address:	Room 402 (only for office use), 4th floor, Auxiliary Building No. 11, Aoti Road, Tianhe District, Guangzhou, PRC

8.    Confidentiality

The parties admit and confirm any oral or written materials exchanged by the parties relating to this Agreement are confidential. The parties shall strictly maintain the confidentiality of all such materials. Without written approval by the disclosing party, the receiving party may not disclose to any third party any confidential materials, except any information: (a) is or becomes available to the public, other than as a result of a disclosure by the receiving party in breach of this Agreement; (b) needed to be disclosed subject to applicable ordinances; or (c) necessarily disclosed to the receiving party’s legal or financial consultant relating the contemplated transaction, provided the legal or financial consultant shall have similar confidentiality obligation as set forth in this Section. The breach of the confidentiality obligation by any staff or the institutions retained by the receiving party shall be deemed as the breach of such obligation by such receiving party. This Section shall survive the termination of this Agreement.

9.    Further Assurances

The parties to the Agreement agree to promptly execute documents and to take actions reasonably necessary for the realization of the purpose of this Agreement.

10.    Miscellaneous

10.1 Amendment, Modification and Supplement

Any amendments, modification, supplements, additions or changes of the Agreement shall be in writing and come into effect upon being executed and sealed by the parties hereto.

10.2 Observance of Laws and Regulations

The parties to the Agreement shall observe and make sure the business operation of each party fully abide by all applicable laws and regulations of the PRC.

10.3 Entire Agreement

This Agreement constitute the sole and entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and renders of no force and effect all prior oral or written agreements, commitments and undertakings among the parties with respect to the subject matter hereof.

10.4 Headings

The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

10.5 Language

This Agreement is executed in six (6) originals in Chinese which shall be prevail.

[Signature Page]

Party A: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Authorized Representative: /s/ Huazhi Hu

/s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Party B:

Huazhi Hu (signature): /s/ Huazhi Hu

Yifang Xiong (signature): /s/ Yifang Xiong

Party C: Guangzhou EHang Intelligent Technology Co., Ltd.

Authorized Representative: /s/ Shangjin Guo

/s/ Seal of Guangzhou EHang Intelligent Technology Co., Ltd.